Earnings Presentation Fourth Quarter 2012 January 24, 2013

Cautionary Statement This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Examples of forward-looking statements include statements regarding our expectations, beliefs, plans, goals, objectives and future financial or other performance. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Except to fulfill our obligations under the U.S. securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include: (1) Volatile interest rates that impact, amongst other things, (i) the mortgage banking business, (ii) our ability to originate loans and sell assets at a profit, (iii) prepayment speeds and (iv) our cost of funds, could adversely affect earnings, growth opportunities and our ability to pay dividends to stockholders; (2) Competitive factors for loans could negatively impact gain on loan sale margins; (3) Competition from banking and non-banking companies for deposits and loans can affect our growth opportunities, earnings, gain on sale margins, market share and ability to transform business model; (4) Changes in the regulation of financial services companies and government-sponsored housing enterprises, and in particular, declines in the liquidity of the residential mortgage loan secondary market, could adversely affect our business; (5) Changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios could adversely affect our growth and earnings opportunities and our ability to originate certain types of loans, as well as our ability to sell certain types of assets for fair market value or to transform our business model; (6) General business and economic conditions, including unemployment rates, movements in interest rates, the slope of the yield curve, any increase in mortgage fraud and other related criminal activity and the further decline of asset values in certain geographic markets, may significantly affect our business activities, loan losses, reserves, earnings and business prospects; (7) Factors concerning the implementation of proposed refinements and transformation of our business model could result in s lower implementation times than we anticipate and negate any competitive advantage that we may enjoy; (8) Actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures could adversely affect our business activities and earnings; (9) The Dodd-Frank Wall Street Reform and Consumer Protection Act has resulted in the elimination of the Office of Thrift Supervision (the “OTS”), tightening of capital standards, and the creation of a new Consumer Financial Protection Bureau ("CFPB") and has resulted, or will result, in new laws, regulations and regulatory supervisors that are expected to increase our costs of operations. In addition, the change to the Board of Governors of the Federal Reserve System (the “Federal Reserve”) as our primary federal regulator and to the Office of the Comptroller of the Currency ("OCC") as Flagstar Bank, FSB’s primary federal regulator may result in interpretations affecting our operations different than those of the Office of Thrift Supervision ("OTS"); (10) Both the volume and the nature of consumer actions and other forms of litigation against financial institutions have increased and to the extent that such actions are brought against us or threatened, the cost of defending such suits as well as potential exposure could increase our costs of operations; (11) Our compliance with the terms and conditions of the agreement with the U.S. Department of Justice, the impact of performance and enforcement of commitments under, and provisions contained in the agreement, and our accuracy and ability to estimate the financial impact of that agreement, including the fair value of the future payments required, could accelerate our litigation settlement expenses relating thereto; (12) Our compliance with the terms and conditions of the Supervisory Agreement with the Federal Reserve and the Consent Order with the OCC; (13) The sale of a substantial portion of our commercial loan portfolio is subject to the satisfaction of settlement conditions and certain post-closing indemnification obligations. Because of business, economic or market conditions or for any other reasons within or outside of our discretion, the sale may not have the projected impact or be consummated in a timely manner; and (14) The downgrade by Standards & Poor's of the long-term credit rating of the U.S. could materially affect global and domestic financial markets and economic conditions, which may affect our business activities, financial condition, and liquidity. All of the above factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such factor on our business. Please also refer to Item 1A to Part I of our Annual Report on Form 10-K, which is incorporated by reference herein, for further information on these and other factors affecting us. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. 2 4th Quarter 2012 Earnings Presentation

Highlights 3 • Strong financial performance: • Third consecutive quarter of profitability, with net income applicable to common stockholders of $66.8 million, or $1.12 per diluted share. • Return on average assets of 1.78% and return on average equity of 20.70%. • Gain on loan sale income of $239.0 million. • Stable net interest income despite a smaller balance sheet. • Total provisions related to the representation and warranty reserve decreased by 75.2 percent from the prior quarter to $32.5 million. • Strengthened and de-risked the balance sheet: • Total repurchase pipeline decreased by $201.4 million from the prior quarter to $224.2 million, as the Company continued to work through the existing population of repurchase requests. • Continued to add reserves for pending and threatened litigation. • Tier 1 capital ratio (to adjusted total assets) increased by over 100 basis points to 10.41%. • Entered into a definitive agreement to sell a substantial portion of Northeast-based commercial loan portfolio, which is expected to be capital accretive. • Non-performing loans were flat from prior quarter, but declined significantly from December 31, 2011: • Consumer non-performing loans increased by 13.4 percent from the prior quarter, driven primarily by an increase in performing nonaccrual TDRs, but declined by 19.1 percent from December 31, 2011. • Commercial non-performing loans declined by 29.5 percent from the prior quarter and 14.5 percent from December 31, 2011. 4th Quarter 2012 Earnings Presentation (1) See Non-GAAP reconciliation.

Condensed Income Statement

4th Quarter 2012 Earnings Presentation

($ in millions, except per share data)	Q4 2012	Q3 2012	Q42011	For the Year Ended Dec. 31, 2012	For the Year Ended Dec. 31, 2011
Net interest income	$73.9	$73.1	$75.9	$297.2	$245.4
Provision for loan losses	50.4	52.6	63.5	276.0	176.9
Net interest income after provision for loan losses	23.6	20.5	12.3	21.2	68.4
Non-interest income	285.8	273.7	118.6	1,021.2	385.5
Non-Interest expense	237.0	233.5	205.8	828.7	634.7
Income (loss) before federal income taxes	72.4	60.7	(74.9)	213.7	(180.7)
Provision (Benefit) for federal income taxes	4.2	(20.4)	0.3	(15.6)	1.1
Net income (loss)	68.2	81.1	(75.2)	229.4	(181.8)
Preferred stock dividend/accretion (1)	(1.4)	(1.4)	(3.0)	(5.7)	(17.2)
Net income (loss) applicable to common stockholders	$66.8	$79.7	($78.2)	$223.7	($198.9)
Diluted Earnings (loss) per Share (2)	$1.12	$1.36	($1.41)	$3.74	($3.62)

(1) The preferred stock dividend/accretion for the three months ended December 31, 2012 and September 30, 2012 and the year ended December 31, 2012, respectively, represents only the accretion. On January 27, 2012, the Company elected to defer payment of dividends and interest on the preferred stock.

(2) The three months and year ended December 31, 2011 have been restated for a one-for-ten reverse stock split announced September 27, 2012 and began trading on October 11, 2012.

Totals may not foot due to rounding

Flagstar Bancorp

4

Summary of Financial Results

4th Quarter 2012 Earnings Presentation

($ in millions, except per share data)	Q4 2012	Q3 2012	Q4 2011	For the Year Ended Dec. 31, 2012	For the Year Ended Dec. 31, 2011
Net Interest Income	$73.9	$73.1	$75.9	$297.2	$245.4
Provision	$50.4	$52.6	$63.5	$276.0	$176.9
Gain on Loan Sale	$238.9	$334.4	$106.9	$990.9	$300.8
Net Servicing Revenue (1)	$25.0	$11.3	$29.0	$98.0	$115.7
Net Income (Loss) Applicable to Common Shareholders	**$66.8**	**$79.7**	**($78.2)**	**$223.7**	**($198.9)**
Diluted Earnings / (Loss) per Share	$1.12	$1.36	($1.41)	$3.74	($3.62)
Total Assets	$14,082.0	$14,899.2	$13,637.5	$14,082.0	$13,637.5
Total Stockholders' Equity	$1,320.4	$1,250.6	$1,079.7	$1,320.4	$1,079.7
Book Value per Common Share	**$18.97**	**$17.76**	**$14.80**	**$18.97**	**$14.80**
NPLs / Gross Loans HFI	7.16%	6.09%	6.94%	7.16%	6.94%
NPAs / Total Assets (Bank)	**3.70%**	**3.48%**	**4.43%**	**3.70%**	**4.43%**
ALLL / NPLs	**76.28%**	**76.45%**	**65.11%**	**76.28%**	**65.11%**
ALLL / Gross Loans HFI	5.46%	4.65%	4.52%	5.46%	4.52%
NPAs / Tier 1 Capital + Allowance for Loan Losses (2)	29.55%	30.77%	39.33%	29.55%	39.33%
NPAs/ Loans HFI and Repossed Assets	9.12%	7.77%	8.43%	9.12%	8.43%
Tier 1 Capital to Adjusted Total Assets Ratio	**10.41%**	**9.31%**	**8.95%**	**10.41%**	**8.95%**
Total Risk Based Capital Ratio	17.88%	17.58%	16.64%	17.88%	16.64%
Total Equity / Total Assets	9.38%	8.39%	7.92%	9.38%	7.92%

(1) Net servicing revenue includes net loan administration income and net gain (loss) on trading securities.
(2) See Non-GAAP reconciliation.

5

Flagstar® Bancorp

Select Balance Sheet Items 6 ($ in millions) As of Dec 31, 2012 As of Sep 30, 2012 As of Dec 31, 2011 Total assets $14,082.0 $14,899.2 $13,637.5 Cash and interest earning deposits $952.8 $1,003.4 $731.1 Residential first mortgage loans 3,009.2 3,086.1 3,749.8 Second mortgage loans 114.9 122.3 138.9 Commercial real estate loans 689.4 1,005.5 1,243.0 Warehouse loans 1,347.7 1,307.3 1,173.9 Consumer lending (including HELOC and other) 229.1 245.3 289.6 Other commercial loans 196.3 785.9 443.4 Investment loan portfolio $5,586.6 $6,552.4 $7,038.6 Mortgage Loans held for sale $3,012.1 $3,251.9 $1,800.9 Commercial Loans held for sale (1) $779.1 $0.0 $0.0 Loans repurchased with government guarantees 1,841.3 1,931.2 1,899.3 Securities classified as trading 170.1 170.1 313.4 Securities classified as available for sale 184.4 198.9 481.4 Mortgage servicing rights 710.8 686.8 510.5 Totals may not foot due to rounding 4th Quarter 2012 Earnings Presentation (1) The loans involved in the Northeast loan sale were transferred from held for investment to held for sale.

Mortgage Banking Revenue Supporting Bank 7 -- Gain on loan sale income continues to offset or exceed total credit-related costs… $106.9 $204.9 $212.7 $334.4 $239.0 $173.2 $213.6 $127.6 $189.7 $97.6 $- $50 $100 $150 $200 $250 $300 $350 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Net Gain on loan sales Total credit-related-costs Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Mortgage Locks (billions) $11.2 $14.9 $17.5 $18.1 $16.2 Mortgage Originations (billions) $10.2 $11.2 $12.5 $14.5 $15.4 4th Quarter 2012 Earnings Presentation (millions)

8 Bank Net Interest Income and Margin 4th Quarter 2012 Earnings Presentation $77.5 $76.5 $77.2 $74.8 $75.6 2.43% 2.41% 2.37% 2.21% 2.26% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% $0 $10 $20 $30 $40 $50 $60 $70 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Net Interest Income before Provision Net Interest Margin (Bank) (millions) -- Net interest income, and margin, improved slightly from the previous quarter as reductions in interest expense driven by a lower cost of deposits and an improved mix of deposits outpaced a decline in interest income…

Primary Credit Related Costs -- Credit-related costs declined from the prior quarter, driven by lower provisions related to the representation and warranty reserve. 4th Quarter 2012 Earnings Presentation $63.5 $114.7 $58.4 $52.6 $50.4 $32.4 $36.8 $20.9 $12.5 $21.2 $69.3 $60.5 $46.0 $124.5 $25.2 $0 $50 $100 $150 $200 $250 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Provision for loan losses Asset resolution Representation and warranty reserve – change in estimate $165.2 $212.0 $125.3 $189.6 $96.8 (millions) 9

10 Regulatory Capital Ratios -- Regulatory capital ratios increased significantly from the prior quarter… 4th Quarter 2012 Earnings Presentation 9.24% 9.12% 9.61% 9.87% 10.07% 9.31% 8.95% 8.64% 9.07% 9.31% 10.41% 17.20% 16.87% 18.55% 20.51% 19.73% 17.64% 16.64% 16.06% 17.03% 17.58% 19.16% 5.00% 10.00% 15.00% 20.00% Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Tier 1 Capital Ratio (to Adjusted Total Assets) Total Risk-Based Capital Ratio (to Risk-weighted Assets)

• Divestiture of $785 million in Northeast-based commercial loans. • Sale intended to strengthen the balance sheet, decrease Company’s risk profile and renew focus on core businesses. Asset Divestiture Summary 4th Quarter 2012 Earnings Presentation Summary Select Financial Results 12/31/2012 ($ in millions, except per share data) Q4 2012 Total Assets $14,082.0 Total Stockholders' Equity $1,320.4 Book Value per Common Share $18.97 Tier 1 Capital to Adjusted Total Assets Ratio 10.41% Total Risk Based Capital Ratio 17.88% Total Equity / Total Assets 9.38% Estimated Pro Forma Financial Results Post Completion of Sale* ($ in millions, except per share data) 2013 Total Assets $13,302.2 Total Stockholders' Equity $1,320.4 Book Value per Common Share $18.97 Tier 1 Capital Ratio 11.02% Total Risk Based Capital Ratio 19.77% Total Equity / Total Assets 9.93% * Pro forma financials are reflective of the Northeast based loan sales, and based on financial information as of December 31, 2012. Change $(779.8) $0.0 $0.00 0.61% 1.89% 0.55% 11

2,776 2,785 2,910 1,224 1,659 996 1,202 1,502 1,664 1,595 0 500 1000 1500 2000 2500 3000 3500 4000 4500 5000 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Audit File Pulls Fannie Mae Freddie Mac 12 Representation and Warranty Reserve 4th Quarter 2012 Earnings Presentation ($ in millions) 4Q11 1Q12 2Q12 3Q12 4Q12 Beginning balance $85.0 $120.0 $142.0 $161.0 $202.0 Additions $72.8 $65.6 $51.7 $130.9 $32.5 Net charge-offs ($37.8) ($43.6) ($32.7) ($89.9) ($41.5) Ending Balance $120.0 $142.0 $161.0 $202.0 $193.0 (1) Totals may not foot due to rounding (1) Representation and warranty reserve would have increased by $2 million from the prior quarter, after adjusting for an $11.0 million reclassification of reserves associated with loans insured by the MBIA Insurance Corporation. $343.3 $357.4 $469.8 $425.6 $224.2 26.8% 29.3% 21.1% 9.0% 15.0% 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% 70.00% 80.00% $0 $100 $200 $300 $400 $500 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Repurchase Pipeline % demands 180+ days old (millions) 3,772 3,987 4,412 2,888 3,254 818 917 1,572 1,100 826 151 217 208 216 199 0 200 400 600 800 1000 1200 1400 1600 1800 2000 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 New Demands Fannie Mae Freddie Mac 1,025 969 1,134 1,780 1,316

13 Allowance for Loan Losses -- Loan loss reserves remained unchanged from the prior quarter… 4th Quarter 2012 Earnings Presentation $318 $281 $287 $305 $305 65.1% 69.1% 66.5% 76.5% 76.3% 0% 20% 40% 60% 80% 100% 120% 140% $0 $50 $100 $150 $200 $250 $300 $350 $400 Allowance for Loan Losses ALLL / Non-performing Loans (millions)

4th Quarter 2012 Earnings Presentation 14 Summary Asset Quality (1) Consumer loans include: residential first mortgage, second mortgage, construction, warehouse lending, HELOC, and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and commercial lease financing loans (2) Includes non-performing loans available-for-sale. Totals may not foot due to rounding $ in millions Q4 2012 Q3 2012 Q4 2011 Consumer (1) $66.7 $53.9 $83.7 Commercial (1) $7.0 $9.6 $7.5 Total 30 - 59 Days Past Due $73.7 $63.5 $91.1 Consumer (1) $18.6 $26.7 $41.6 Commercial (1) $7.0 $0.4 $12.4 Total 60 - 89 Days Past Due $25.6 $27.1 $54.0 Consumer (1) $313.4 $276.3 $387.4 Commercial (1) $86.4 $122.6 $101.0 Total Greater than 90 days Past Due $399.8 $398.9 $488.4 Non-performing Assets (2) $522.4 $520.5 $607.7 To Total Assets (Bank only) 3.70% 3.48% 4.43% Provision for Loan Losses $50.4 $52.6 $63.5 Charge-offs, Net of Recoveries $50.4 $34.6 $27.6 Allowance for Loan Losses $305.0 $305.0 $318.0 To Loans Held for Investment 5.46% 4.65% 4.52% To Non-performing Loans 76.3% 76.5% 65.1% Real Estate Owned $120.7 $119.5 $114.7

15 HFI Delinquent Loan Trends Note: Consumer loans include: residential first mortgage, second mortgage, construction, warehouse lending, HELOC, and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and commercial lease financing loans. -- Non-performing loans (i.e., 90+ days past due) remained essentially unchanged from the prior quarter… 4th Quarter 2012 Earnings Presentation $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 30-60 days past due 60-90 days past due 90+ days past due ($ in millions) $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 30 - 60 Days Past Due Consumer Commercial ($ in millions) $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 60 - 90 ays Past Due Consumer Commercial ($ in millions) $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 $450.0 90+ Days Past Due Consu er Commercial ($ in millions)

16 Troubled Debt Restructurings (TDRs) -- Performing nonaccrual TDRs increased from the prior quarter, as a result of the implementation of the OCC guidance on bankruptcies… 4th Quarter 2012 Earnings Presentation $135.2 $65.9 $58.2 $55.4 $60.5 $61.3 $93.3 $74.8 $54.1 $84.7 $517.2 $537.2 $576.0 $614.3 $589.8 $0 $100 $200 $300 $400 $500 $600 $700 $800 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q42012 Non-performing TDRs Performing nonaccrual * Performing accrual $713.7 $696.4 $709.0 $723.8 $735.0 (millions) * Q4 2012 includes $25.0 million of performing nonaccruals TDRs as a result of the implementation of the Office of the Comptroller of the Currency guidance on bankruptcies.

17 Net Charge-offs Note: Consumer loans include: residential first mortgage, second mortgage, construction, warehouse lending, HELOC, and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial , and commercial lease financing loans. -- Net charge-offs increased from the prior quarter, as we continue to work through non-performing loans associated with our HFI residential first mortgage loan portfolio … 4th Quarter 2012 Earnings Presentation $25.9 $107.1 $23.5 $23.5 $39.3 $1.7 $44.6 $28.9 $11.1 $11.1 $- $50 $100 $150 $200 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Consumer Commercial $151.7 $52.4 $34.6 $50.4 (millions) $27.6

18 Net Gain on Loan Sales and Margin -- Net gain on loan sales declined from the prior quarter, but remains strong compared to historical levels… 4th Quarter 2012 Earnings Presentation $106.9 $204.9 $212.7 $334.4 $239.0 1.02% 1.89% 1.66% 2.42% 1.53% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $50 $100 $150 $200 $250 $300 $350 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Net Gain on Loan Sales Gain on Loan Sale Margin (millions) Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Mortgage Loan Sales (billions) $10.5 $10.8 $12.8 $13.9 $15.6

19 Historical Monthly Lock Volume -- Mortgage rate lock volume (see thick black line) declined in December… 4th Quarter 2012 Earnings Presentation $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 2007 2008 2009 2010 2011 2012 (millions)

20 Mortgage Originations -- Mortgage originations increased slightly from the prior quarter, reflecting strong consumer demand for refinance activity… 4th Quarter 2012 Earnings Presentation $2,148.3 $2,188.5 $3,324.5 $3,267.8 $2,915.7 $8,038.8 $8,980.9 $9,222.5 $11,245.8 $12,441.1 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Purchase Originations Refinance Originations $11,169.4 $12,547.0 $14,513.6 $15,356.8 (millions) $10,187.1

21 Net Servicing Revenue Note: Net servicing revenue includes net loan administration income and net gain (loss) on trading securities. -- Net servicing revenue, which is income arising from mortgage servicing rights plus hedges, continues to be positive… 4th Quarter 2012 Earnings Presentation $29.0 $32.9 $28.7 $11.3 $25.0 $0 $5 $10 $15 $20 $25 $30 $35 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Net Servicing Revenue (millions)

22 Cost of Funds -- Average cost of funds improved by 13 basis points from the prior quarter, driven by a decrease in the average rate paid on retail certificates of deposits… 4th Quarter 2012 Earnings Presentation $20.9 $19.0 $18.3 $17.8 $15.0 $27.6 $27.4 $27.4 $27.1 $24.8 $1.7 $1.8 $1.7 $1.8 $1.7 1.81% 1.76% 1.72% 1.73% 1.60% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% $0 $10 $20 $30 $40 $50 $60 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Deposit Interest Expense FHLB Interest Expense Other Interest Expense Average Funding Cost (millions)

4th Quarter 2012 Earnings Presentation 23 Deposit Mix Note: Represents the ending balance and rate for period noted. Retail core deposits include demand, savings and money market accounts. Totals may not foot due to rounding -- Total deposits decreased from the prior quarter primarily attributable to a $1.2 billion reduction in principal and interest custodian accounts serviced for the GSEs… (millions) Balance Rate Balance Rate Balance Rate Retail Deposits: Demand deposits 682$ 0.16% 650$ 0.16% 567$ 0.17% Savings deposits 2,108 0.72% 1,710 0.62% 1,462 0.87% Money market deposits 402 0.41% 435 0.45% 492 0.59% Certif icates of deposit 3,175 0.93% 3,272 1.14% 2,972 1.39% Total retail deposits 6,367 0.74% 6,067 0.84% 5,493 1.05% Core retail deposits / retail deposits 50.13% 46.08% 45.89% Government Banking Deposits: Demand deposits 99 0.38% 103 0.36% 103 0.44% Savings deposits 264 0.53% 353 0.51% 206 0.60% Certif icates of deposit 456 0.57% 450 0.60% 402 0.66% Total government banking deposits 819 0.53% 906 711 0.61% Company controlled deposits 1,008 0.00% 2,201 0.00% 1,101 0.00% Wholesale deposits 99 4.41% 315 3.43% 385 3.45% Total deposits $ 8,294 0.68% $ 9,489 0.70% $ 7,690 0.98% Number of banking branches As of Dec 31, 2012 As of Sep 30, 2012 As of Dec 31, 2011 111 111 113

Note: Retail core deposits include checking accounts, savings accounts, and money market accounts. 24 Retail Core Deposits -- Core deposits increased significantly from the previous quarter… 4th Quarter 2012 Earnings Presentation $2,520.7 $2,873.0 $2,950.0 $2,795.0 $3,192.0 45.9% 47.9% 48.6% 46.1% 50.1% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Retail Core Retail Core / Retail Deposits (millions)

4th Quarter 2012 Earnings Presentation 25 Appendix

4th Quarter 2012 Earnings Presentation 26 Commercial RE HFI Portfolio Note: “Legacy CRE” consists of loans originated prior to 2011, including those refinanced during 2009 and 2010, while “New CRE” consists of loans originated during 2011 and 2012. $ in thousands New Commercial RE Legacy Commercial RE Property Type Balance 30 - 59 Days Past Due 60 - 89 Days Past Due 90+ Days Past Due (1) Total Reserves Balance 30 - 59 Days Past Due 60 - 89 Days Past Due 90+ Days Past Due (1) Total Reserves Construction one-to-four family $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 Land 149 - - - 3 4,802 - - 1,745 276 Services - - - - - - - - - - Commercial & Industrial Loans 767 - - - 14 - - - - - One-to-four family conventional 1,645 - - - 31 756 102 141 62 74 One-to-four family closed end mortgage - - - - - - - - - - Mult-family conventional 10,829 - - - 201 41,484 - 6,411 3,022 3,387 Commercial non-owner occupied 127,877 6,603 - - 2,379 412,323 - 438 77,114 31,393 Secured by non-farm, non-residential 42,096 - - - 783 32,535 274 - 4,424 2,476 Other 15,729 - - - 293 - - - - - Negative Escrow (3) - - - - 1,613 - - - - Net deferred fees and other (1,941) - - - - (1,237) - - - - Total: $197,148 $6,603 $0 $0 $3,704 $492,276 $376 $6,990 $86,367 $37,606 Totals may not foot due to rounding

4th Quarter 2012 Earnings Presentation 27 Commercial RE HFI Portfolio – by State Note: Excludes commercial letters of credit $ in thousands State Construction One- to-Four Family Land Services Commercial and Industrial Loans One-to-Four Family Conventional One-to-Four Family Closed End Mortgage Multi-Family Conventional Commercial Non-Owner Occupied Secured by Non-farm, Non- residential Other Total MI $0 $215 $0 $0 $2,402 $0 $51,213 $319,783 $53,797 $0 $427,409 IN - 4,737 - - - - - 34,862 6,064 - 45,663 GA - - - - - - - 37,881 2,903 - 40,783 VA - - - - - - - 33,867 - - 33,867 CT - - - - - - - 24,583 - - 24,583 FL - - - - - - - 10,365 - 12,154 22,519 MA - - - 767 - - - 9,818 4,385 - 14,969 KY - - - - - - - 10,838 - - 10,838 RI - - - - - - - 5,549 - 3,575 9,124 IL - - - - - - - 7,756 1,301 - 9,057 NC - - - - - - - 4,560 3,828 - 8,388 TX - - - - - - - 8,179 - - 8,179 OH - - - - - - - 6,151 1,338 - 7,489 TN - - - - - - - 7,335 - - 7,335 OK - - - - - - - 6,155 - - 6,155 Other - - - - - - 1,099 12,519 1,016 (1,567) 13,067 Total $0 $4,952 $0 $767 $2,402 $0 $52,312 $540,200 $74,631 $14,162 $689,424 Totals may not foot due to rounding

4th Quarter 2012 Earnings Presentation 28 Commercial RE HFI Portfolio – by Vintage Note: Excludes commercial letters of credit $ in thousands Vintage Construction One-to-Four Family Land Services Commercial and Industrial Loans One-to-Four Family Conventional One-to-Four Family Closed End Mortgage Multi-Family Conventional Commercial Non-Owner Occupied Secured by Non- farm, Non- residential Other Total Older $0 $0 $0 $0 $215 $0 $8,958 $18,556 $1,560 $0 $29,289 2003 - - - - - - 3,322 13,830 1,874 - 19,026 2004 - - - - - - 4,158 56,259 2,398 - 62,814 2005 - - - - - - 15,484 33,993 1,188 - 50,665 2006 - - - - - - 3,436 71,611 4,908 - 79,955 2007 - 1,679 - - 71 - 2,384 91,991 17,846 - 113,972 2008 - - - - 122 - 3,742 97,210 2,760 - 103,833 2009 - 66 - - 348 - - 7,105 - - 7,519 2010 - - - - - - - 8,039 - - 8,038 2011 - 3,207 - 767 13 - - 53,801 9,269 - 67,056 2012 - - - - 1,632 - 10,829 87,806 32,828 14,162 147,255 Total $0 $4,952 $0 $767 $2,402 $0 $52,312 $540,200 $74,631 $14,162 $689,424 Totals may not foot due to rounding

First Mortgage Portfolio – by State

4th Quarter 2012 Earnings Presentation

$ in thousands

State	AFS					HFI				
	ARM	Fixed	Balloon	Total	% of Total	ARM	Fixed	Balloon	Total	% of Total
CA	$ 14,746	$ 1,077,451	$ -	$ 1,092,197	38.9%	$ 544,658	$ 335,113	$ 30,183	$ 909,954	30.7%
FL	2,396	187,475	-	189,871	6.8%	268,879	135,879	7,789	412,548	13.9%
MI	1,839	140,324	-	142,164	5.1%	236,684	47,343	9,324	293,351	9.9%
WA	2,322	103,366	-	105,688	3.8%	91,715	38,259	7,005	136,979	4.6%
AZ	642	71,878	-	72,520	2.6%	81,904	39,306	2,219	123,429	4.2%
CO	1,558	69,919	-	71,477	2.5%	58,002	17,803	5,262	81,067	2.7%
MD	3,251	78,008	-	81,259	2.9%	49,013	26,913	5,978	81,904	2.8%
NY	1,660	82,511	-	84,171	3.0%	37,743	33,203	2,042	72,988	2.5%
VA	415	75,005	-	75,420	2.7%	49,414	18,608	2,899	70,920	2.4%
TX	2,209	130,770	-	132,979	4.7%	29,441	34,049	2,442	65,932	2.2%
NJ	1,220	50,427	-	51,647	1.8%	32,540	23,572	3,940	60,051	2.0%
NV	-	17,721	-	17,721	0.6%	40,428	16,091	1,078	57,597	1.9%
IL	1,489	57,613	-	59,102	2.1%	33,633	22,986	2,276	58,894	2.0%
GA	168	48,203	-	48,371	1.7%	34,087	21,322	3,336	58,745	2.0%
OH	-	26,329	-	26,329	0.9%	35,570	9,296	882	45,748	1.5%
Other	11,787	542,443	357	554,587	19.8%	263,630	154,094	16,792	434,515	14.7%
Total :	$ 45,702	$ 2,759,446	$ 357	$ 2,805,504	100%	$ 1,887,338	$ 973,836	$ 103,448	$ 2,964,622	100%

Note: Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools.

Totals may not foot due to rounding

29

Flagstar® Bancorp

4th Quarter 2012 Earnings Presentation 30 First Mortgage Portfolio – by Vintage Note: Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools. $ in thousands Year AFS HFI ARM Fixed Balloon Total % of Total ARM Fixed Balloon Total % of Total Older $ 634 $ 515 $ - $ 1,149 0.0% $ 50,126 $ 24,538 $ 789 $ 75,453 2.5% 2003 509 255 - 763 0.0% 164,522 18,800 6,299 189,620 6.4% 2004 6,055 - - 6,055 0.2% 514,171 35,152 9,316 558,639 18.8% 2005 3,204 791 - 3,995 0.1% 538,388 66,313 3,360 608,061 20.5% 2006 838 2,395 89 3,321 0.1% 142,263 127,166 15,725 285,153 9.6% 2007 5,709 15,890 268 21,868 0.8% 390,428 483,756 65,394 939,577 31.7% 2008 526 10,936 - 11,462 0.4% 26,497 93,314 2,565 122,376 4.1% 2009 - 10,070 - 10,070 0.4% 11,251 51,180 - 62,432 2.1% 2010 4,587 3,272 - 7,859 0.3% 8,038 29,176 - 37,214 1.3% 2011 1,193 633 - 1,826 0.1% 20,935 26,523 - 47,458 1.6% 2012 22,448 2,714,688 - 2,737,137 97.6% 20,720 17,919 - 38,639 1.3% Total : $ 45,702 $ 2,759,446 $ 357 $ 2,805,504 100% $ 1,887,338 $ 973,836 $ 103,448 $ 2,964,622 100% Totals may not foot due to rounding

4th Quarter 2012 Earnings Presentation 31 First Mortgage Portfolio – by Original FICO Note: Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools. Totals may not foot due to rounding $ in thousands FICO AFS HFI ARM Fixed Balloon Total % of Total ARM Fixed Balloon Total % of Total < 580 $ - $ 8,039 $ - $ 8,039 0.3% $ 36,080 $ 39,964 $ 773 $ 76,818 2.6% 580 - 619 - 12,822 - 12,822 0.5% 28,803 42,548 1,438 72,789 2.5% 620 - 659 830 131,122 - 131,952 4.7% 119,438 97,898 4,906 222,243 7.5% 660 - 699 6,881 303,235 - 310,116 11.1% 503,885 254,895 37,175 795,955 26.8% > 699 37,991 2,304,227 357 2,342,575 83.5% 1,199,131 538,531 59,156 1,796,818 60.6% Total : $ 45,702 $ 2,759,446 $ 357 $ 2,805,504 100% $ 1,887,338 $ 973,836 $ 103,448 $ 2,964,622 100%

4th Quarter 2012 Earnings Presentation 32 First Mortgage Portfolio – by Original LTV Note: Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools. $ in thousands Original LTV AFS HFI ARM Fixed Balloon Total % of Total ARM Fixed Balloon Total % of Total < 70 $ 26,836 $ 880,985 $ - $ 907,821 32.4% $ 491,769 $ 254,682 $ 22,874 $ 769,325 26.0% 70 - 79.99 14,883 684,762 - 699,645 24.9% 1,150,941 504,215 60,347 1,715,503 57.9% 80 - 89.99 2,276 248,779 89 251,144 9.0% 122,310 79,506 13,686 215,502 7.3% 90 - 99.99 1,707 733,943 268 735,918 26.2% 116,442 123,418 6,273 246,133 8.3% 100 - 109.99 - 121,226 - 121,226 4.3% 5,637 9,760 149 15,546 0.5% 110 - 124.99 - 39,774 - 39,774 1.4% 240 1,866 - 2,106 0.1% > 124.99 - 49,978 - 49,978 1.8% - 388 119 507 0.0% Total: $ 45,702 $ 2,759,446 $ 357 $ 2,805,504 100% $ 1,887,338 $ 973,836 $ 103,448 $ 2,964,622 100% Totals may not foot due to rounding

4th Quarter 2012 Earnings Presentation 33 First Mortgage Portfolio – by HPI Adjusted LTV Note: Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools. The housing price index (HPI adjusted) LTV is updated from the original LTV based on Metropolitan Statistical Area- level Office of Federal Housing Enterprise Oversight (OFHEO) data. $ in thousands HPI Adjusted LTV AFS HFI ARM Fixed Balloon Total % of Total ARM Fixed Balloon Total % of Total < 70 $ 27,660 $ 890,610 $ - $ 918,271 32.7% $ 405,209 $ 112,272 $ 8,316 $ 525,797 17.7% 70 - 79.99 11,749 670,411 89 682,249 24.3% 322,830 105,649 10,055 438,534 14.8% 80 - 89.99 2,321 246,933 - 249,254 8.9% 302,919 140,746 16,251 459,917 15.5% 90 - 99.99 3,971 727,599 - 731,570 26.1% 241,665 157,291 20,233 419,189 14.1% 100 - 109.99 - 115,611 268 115,879 4.1% 200,895 152,341 15,373 368,609 12.4% 110 - 124.99 - 49,859 - 49,859 1.8% 237,275 168,906 20,042 426,223 14.4% > 124.99 - 58,423 - 58,423 2.1% 176,544 136,631 13,178 326,353 11.0% Total : $ 45,702 $ 2,759,446 $ 357 $ 2,805,504 100% $ 1,887,338 $ 973,836 $ 103,448 $ 2,964,622 100% Totals may not foot due to rounding

4th Quarter 2012 Earnings Presentation 34 Real Estate Owned Portfolio $ in thousands Commercial % Receivership % Construction % Manufactured Homes % Single Family Homes % Multi Family Dwelling % Total % Current Month $10,899 24.4% $0 0.0% $215 8.4% $0 0.0% $7,479 13.2% $0 0.0% $18,594 15.4% 30 days 2,367 5.3% - 0.0% 161 6.3% 36 15.2% 3,302 5.8% 125 83.9% 5,991 5.0% 60 days 3,527 7.9% - 0.0% 443 17.4% 51 21.7% 10,366 18.3% - 0.0% 14,387 11.9% 90 days 1,466 3.3% - 0.0% 591 23.2% 53 22.8% 3,027 5.3% - 0.0% 5,138 4.3% 91 - 180 days 16,688 37.3% 4,960 63.0% 484 19.0% 21 9.1% 10,846 19.1% 24 16.1% 33,024 27.4% 181 - 365 days 4,969 11.1% - 0.0% 347 13.6% 8 3.2% 12,119 21.4% - 0.0% 17,443 14.4% 1 - 2 years 2,961 6.6% 2,915 37.0% 309 12.1% 32 13.8% 6,897 12.2% - 0.0% 13,114 10.9% 2 - 3 years 1,734 3.9% - 0.0% - 0.0% 33 14.2% 1,653 2.9% - 0.0% 3,421 2.8% 3 - 4 years 111 0.2% - 0.0% - 0.0% - 0.0% 672 1.2% - 0.0% 784 0.6% 4 - 5 years - 0.0% - 0.0% - 0.0% - 0.0% 292 0.5% - 0.0% 292 0.2% Loans to Facilitate - 0.0% - 0.0% - 0.0% - 0.0% - 0.0% - 0.0% 8,546 7.1% Total $44,723 100.0% $7,875 100.0% $2,550 100.0% $234 100.0% $56,655 100.0% $149 100.0% $120,732 100.0% Totals may not foot due to rounding

Asset Quality by Loan Type - HFI

4th Quarter 2012 Earnings Presentation

$ in thousands

Loan Type	Balance	Non-performing Loans	% of Balance	% of Overall NPLs	Q4 '12 Charge Offs, Net of Recoveries	Collectively Evaluated Reserves (1)	Individually Evaluated Reserves (2)	Total Reserves
Residential first mortgage	$3,009,252	$385,624	12.81%	77.27%	$28,271	$68,685	$150,545	$219,230
Second mortgage	114,884	5,621	4.89%	1.13%	5,227	13,173	7,028	20,201
Warehouse	1,347,727	-	-	-	-	899	-	899
HELOC	179,447	6,420	3.58%	1.29%	4,933	15,274	3,074	18,348
Consumer	49,611	1,018	2.05%	0.20%	882	2,040	-	2,040
Commercial RE	689,424	100,336	14.55%	20.10%	6,843	38,772	2,538	41,310
Commercial NRE	196,288	41	0.02%	0.01%	4,194	2,962	10	2,971
Total:	$5,586,633	$499,060	8.93%	100.00%	$50,350	$ 139,305	$165,695	$305,000

(1) Represents loans collectively evaluated for impairment in accordance with ASC 450-20, Loss Contingencies (formerly FAS 5), and pursuant to amendments by ASU 2010-20 regarding allowance for unimpaired loans

(2) Represents loans individually evaluated for impairment in accordance with ASC 310-10, Receivables (formerly FAS 114), and pursuant to amendments by ASU 2010-20 regarding allowance for impaired loans.

Note: Non-performing loans include 90+ days delinquent and matured, and performing non-accruals.

Totals may not foot due to rounding

35

Flagstar Bancorp

4th Quarter 2012 Earnings Presentation 36 Non-performing Loans HFI – by State Note: Non-performing loans include 90+ days delinquent and matured, and performing non-accruals. Excludes participations and first mortgage repurchases. $ in thousands State Mortgage Percent of Mortgage Second Mortgage HELOC Commercial Real Estate Commercial Consumer Total Percent of Total CA $71,737 23.4% $936 $817 $8,999 $0 $0 $82,489 20.6% FL 61,648 20.1% 203 61 1,715 - - 63,627 15.9% MI 15,735 5.1% 468 1,215 26,196 41 178 43,833 11.0% VA 6,763 2.2% 12 - 33,867 - - 40,642 10.2% NY 13,324 4.3% 86 - - - - 13,410 3.4% WA 12,155 4.0% 309 352 - - - 12,816 3.2% GA 4,434 1.4% - - 8,273 - 2 12,709 3.2% NJ 12,194 4.0% - - - - - 12,194 3.0% IL 9,439 3.1% 147 3 1,935 - - 11,524 2.9% MD 9,849 3.2% 187 41 - - - 10,077 2.5% TX 8,687 2.8% 85 - - - - 8,772 2.2% AZ 7,944 2.6% 214 93 - - - 8,251 2.1% NV 5,601 1.8% 23 101 - - - 5,725 1.4% CO 4,395 1.4% - - - - - 4,395 1.1% OH 3,287 1.1% - 42 1,244 - - 4,573 1.1% Other 59,255 19.3% 1,053 340 4,138 - 2 64,788 16.2% Total $306,447 100.0% $3,723 $3,065 $86,367 $41 $183 $399,826 100.0% Totals may not foot due to rounding

4th Quarter 2012 Earnings Presentation 37 Non-performing Loans HFI – by Vintage Note: Non-performing loans include 90+ days delinquent and matured, and performing non-accruals. Excludes participations and first mortgage repurchases. $ in thousands Vintage Mortgage Percent of Mortgage Second Mortgage HELOC Commercial Real Estate Commercial Consumer Total Percent of Total Older $17,032 5.6% $242 $1,140 $3,346 $0 $9 $21,769 5.4% 2004 25,548 8.3% 156 185 2,415 - 7 28,310 7.1% 2005 35,706 11.7% 207 69 5,170 - 2 41,154 10.3% 2006 31,206 10.2% 215 - 22,972 - 1 54,394 13.6% 2007 124,681 40.7% 2,665 1,632 33,027 - 23 162,029 40.5% 2008 47,700 15.6% 219 - 3,814 3 18 51,754 12.9% 2009 15,139 4.9% 19 - 569 - - 15,728 3.9% 2010 4,272 1.4% - - 2,538 - 45 6,855 1.7% 2011 5,202 1.7% - - 12,515 38 4 17,760 4.4% 2012 - 0.0% - - - - 73 73 0.0% Total $306,486 100.0% $3,724 $3,025 $86,367 $41 $183 $399,825 100% Totals may not foot due to rounding

4th Quarter 2012 Earnings Presentation 38 Non – GAAP Reconciliation $ in millions Dec 31, 2012 Sep 30, 2012 Dec 31, 2011 Non-performing assets $520.6 $518.4 $603.1 Tier 1 Capital 1,456.8 1,379.7 1,215.2 Allowance for Loan Losses 305.0 305.0 318.0 Tier 1 Capital + Allowance for Loan Losses $1,761.8 $1,684.7 $1,533.2 Non-performing assets/ Tier 1 Capital + Allowance for Loan Losses 29.55% 30.77% 39.33% Totals may not foot due to rounding

FBC LISTED NYSE 39 4th Quarter 2012 Earnings Presentation